Exhibit 99.2- Form 4 Joint Filer Information

Name: S.A.C. Capital Advisors, L.P.

Address: 72 Cummings Point Road, Stamford, CT 06902

Designated Filer: S.A.C. Capital Associates, LLC

Issuer & Ticker Symbol: USA TECHNOLOGIES, INC. (“USAT”)

Date of Event Requiring Statement: 02/23/2010

Name: S.A.C. Capital Advisors, Inc.

Address: 72 Cummings Point Road, Stamford, CT 06902

Designated Filer: S.A.C. Capital Associates, LLC

Issuer & Ticker Symbol: USA TECHNOLOGIES, INC. (“USAT”)

Date of Event Requiring Statement: 02/23/2010

Name: Steven A. Cohen

Address: 72 Cummings Point Road, Stamford, CT 06902

Designated Filer: S.A.C. Capital Associates, LLC

Issuer & Ticker Symbol: USA TECHNOLOGIES, INC. (“USAT”)

Date of Event Requiring Statement: 02/23/2010